UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ____________

                                      FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     January 6, 2010 (December 31, 2009)
                                    ____________

                           DIALYSIS CORPORATION OF AMERICA
              (Exact name of registrant as specified in its charter)

          Florida                        0-8527              59-1757642
(State or other jurisdiction          (Commission          (IRS Employer
       of incorporation)               File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                  21090
   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (410) 694-0500

                                  Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departures of Directors or Certain Officers; Election of Directors;
          Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 31, 2009, the Company entered into an employment agreement with Thomas K. Langbein, the Chairman of the Board of Dialysis Corporation of America, the Company, effective January 1, 2010, which agreement includes his new executive position as Chief of Strategic Alliances and Investor
Relations.   In general, as Chairman of the Board, Mr. Langbein is
responsible for leading the board, presiding at meetings, establishing the processes the board uses in managing its responsibilities, negotiating the compensation of the President and Chief Executive Officer, subject to the recommendations of the Compensation Committee and the concurrence of the board, among other customary functions of a Chairman of the Board. His position as Chief of Strategic Alliances and Investor Relations involves developing, evaluating and negotiating potential mergers, acquisitions and similar transactions, including the financing of any such transaction, as well as developing and coordinating investor relations, primarily with institutional and other significant investors. Also as a part of that executive position Mr. Langbein will be involved in the Company's development program in conjunction with the President and Chief Executive Officer.

     Mr. Langbein has been affiliated with the Company since its inception, served as its Chairman of the Board and President from 1980 until 1986, when he relinquished the position of President and was appointed Chief Executive Officer, the latter position being relinquished by him in 2003. Mr. Langbein also served as Chairman of the Board, President and CEO of Medicore, Inc., the Company's former parent until the merger of Medicore with the Company in September, 2005. Since that merger, Mr. Langbein continued in the Chairman position and earned a stipend, which amounted to $200,000 for 2009. Mr. Langbein also has experience and expertise in corporate finance.

     Mr. Langbein's employment agreement, approved by the Compensation Committee and the Board, is for a term of five years with an initial annual base salary of $350,000. This base salary will replace the stipend that Mr. Langbein was previously receiving in connection with his position of Chairman of the Board, and reflects his efforts in connection with strategic planning, corporate finance, credit and financing arrangements, and business combinations. His base salary is subject to a minimum annual increase of $10,000, as well as any bonuses, to the extent so determined by the Company's Compensation Committee and the board. Under the agreement Mr. Langbein is eligible to participate in medical, disability, life insurance, and such other benefit programs available to executive officers. During the term of the agreement, the Company shall reimburse Mr. Langbein for reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities to the Company.

     In accordance with the other employment agreements the Company has with its executives, early termination may occur upon death, disability, or by the Company without cause, or by Mr. Langbein for good reason (as those terms are defined in the employment agreement), and upon any such occurrence Mr. Langbein will be entitled to one year payment of his then base salary and benefits. In the event of a change in control (as defined in the employment agreement), the lump sum payment shall be two years' base salary as of the date of the change in control. The Company's obligation for any payments upon termination by the Company without cause or by Mr. Langbein for good reason is conditional upon Mr. Langbein providing the Company with a release from all claims related to the employment. The only compensation obligation upon the Company for termination of Mr. Langbein for cause is a lump sum payment for salary and annual bonus, if any, to the date of termination and any rights with respect to benefits that were otherwise non-forfeitable.

     The employment agreement contains restrictions on Mr. Langbein's ability, during the term and for a one (1) year subsequent period, to use or disclose confidential information or trade secrets of the

Company, to engage in restricted activity (as defined in the agreement), which generally relates to providing services that are competitive with the Company, and to solicit or induce patients, management personnel, or any employee to terminate their relationship with the Company.

     The foregoing description of Mr. Langbein's employment agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is attached as Exhibit (10)(i) to this Current Report on Form 8-K.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     The board of directors amended certain provisions of the Company's Bylaws; primarily ministerial changes to clarify and update the information, including Sections 1.1 and 3.1 relating to the Company's principal office and place of meeting, Section 4.2 adding the requirements of the federal securities law, FINRA, Nasdaq and other quasi-governmental and self-regulatory organizations relating to the qualifications of directors, Section
4.5 by adding the Chairman of the Board who may call a special meeting,
Section 4.8 adding to compensation the recommendations of the Compensation Committee, and adding recommendations of the Nominating Committee with respect to Section 4.9 concerning director nominations.

     As to officers of the Company, the By-laws were modified to:

     (i) add titles generally to officers (Section 6.1) including a Chief Financial Officer, a Chief Operating Officer, a Chief Accounting Officer, a Controller, and other senior management and executive officers as may be appointed by the board;

     (ii) add to Section 6.4 regarding officer's salaries (similar to compensation to directors discussed above) and awards, upon the recommendation of the Compensation Committee as may be modified by the board;

     (iii) modify Section 7.1 to eliminate the concept that the Chief Executive Officer shall be the Chairman of the Board, which roles and functions were separated for best practices under corporate governance;

     (iv) add to Section 7.1 to provide that the CEO is responsible (under his supervision) for the design, implementation and assessment of internal control over financial reporting and disclosure controls and procedures, and the certification of the same (as required under the federal securities laws); similar concepts were also included in the description of Chief Financial Officer (Section 7.4);

     (v) renumber all the subsequent Articles by virtue of including all the functions of the different officers in Article VII (rather than in separate Articles); and

     (vi) provide a new Article IX to separately deal with the position of Chairman of the Board.

     The amendments to the Bylaws became effective on December 31, 2009. The above description of the amendments to the Bylaws is in summary form and for a detailed understanding of the amendments, reference is made to the complete amended Bylaws, attached to this Current Report on Form 8-K as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

         (3)(ii) Bylaws, as amended December 31, 2009

         (10) Material Contracts

              (i) Employment Agreement effective January 1, 2010, between the
                  Company and Thomas K. Langbein

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DIALYSIS CORPORATION OF AMERICA

                                 /s/ Stephen W. Everett
                             By______________________________
                                 STEPHEN W. EVERETT
                                 President and Chief Executive Officer

Dated:  January 6, 2010

                                  EXHIBIT INDEX

 Exhibit
 Number
 -------

 (3)(ii)      Bylaws, as amended December 31, 2009

 (10)         Material Contracts

              (i) Employment Agreement effective January 1, 2010, between the
                  Company and Thomas K. Langbein